UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 22, 2011

ECO VENTURES GROUP, INC.
(Exact name of registrant as specified in its charter) [FORMERLY MODERN RENEWABLE TECHNOLOGIES, INC.]

Nevada	000-52445	33-1133537
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

7432 State Road 50, Suite 101 Groveland, FL		34736
Address of principal offices		Zip Code

Registrant’s telephone number including area code:  (352) 557-4830

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425) / /

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12) / /

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)) / /

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)) / /

The following current report under Section 13 or 15(d) of the Securities Exchange Act of 1934 is filed pursuant to Rule 13a-ll or Rule 15d-11:

Item 1.01. Entry Into A Material Definitive Agreement

Eco Ventures Group, Inc. (OTCBB: EVGI) previously announced on September 12, 2011 that it had entered into firm-commitment financing agreement with Integrity Metals Resource Funding LLC for funding in an amount not to exceed $15,302,000.  The Closing Date(s) were anticipated to commence on or about September 22, 2011, but no later then September 28, 2011, upon the following schedule:

TRANCHE I - UPON CLOSING - on or about SEPTEMBER 22, 2011
TOTAL $6,511,565

TRANCHE II - 30 Days from initial closing – on or about OCTOBER 17, 2011
TOTAL $4,079,570

TRANCHE III - 90 Days from initial closing - on or about DECEMBER 16, 2011
TOTAL $4,710,865

On September 22, 2011, the Company announced that its strategic funding partner has agreed to convert the $15.3 million financing from a loan to an equity investment.  The funding group has determined that it is in their best interest not to fund the Company via a loan, but through a Stock Purchase Agreement for 6,140,000 shares of Series B Convertible Preferred Stock from the Company at $2.50 per share, bearing an 8% annual coupon.  All other terms of the funding shall remain the same.  Upon full conversion of the Preferred shares,  the funding group will receive 11,760,000 common shares (a conversion price of approximately $1.30 per Share of Common Stock) which will approximate 20% of the Company’s issued and outstanding Common stock.  These shares of Common Stock are currently issued and are being held in escrow and there will be no further dilution to our shareholders as a result of this funding.

The funding group will also participate in a profit sharing agreement for 12 months after the Preferred Shares are converted.  In addition, the Company will give the Dvir and Stoler Refinery (an affiliate of the funding group) an exclusive contract for a period of three years for the Lender to purchase refined gold from the Company at a 12% discount from market price extracted from the Company’s 300 acre ore body in Nevada, contractually held in a joint venture with Broken Hills, LLC, a Utah based mining company.

Proceeds of the equity investment will be used for general working capital purposes and business expansion.

The full text of the Share Purchase Agreement is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference. The full text of the Certificate of Designation of the Series B Convertible Preferred Stock is filed as Exhibit 99.2 to this Current Report on Form 8-K and is incorporated herein by reference. These documents will also be posted in the Investor Relations section of our website (www.ecoventuresgroup.com) under News for a minimum period of 14 days following the date of release.

Item 7.01. Regulation FD Disclosure

Eco Ventures Group, Inc. (EVGI) announced on September 22, 2011 that its strategic funding partner has agreed to convert its previously-announced $15.3 million financing from a loan to an equity investment.  The funding group has determined that it is in their best interest not to fund the Company via a loan, but through a Stock Purchase Agreement for 6,140,000 shares of Series B Convertible Preferred Stock from the Company at $2.50 per share, bearing an 8% coupon.  All other terms of the funding shall remain the same.  Upon full conversion of the Preferred shares,  the funding group will receive 11,760,000 common shares (a conversion price of approximately $1.30 per Share of Common Stock) which will approximate 20% of the Company’s issued and outstanding Common stock.

The full text of the Press Release is filed as Exhibit 99.3 to this Current Report on Form 8-K and is incorporated herein by reference. The Press Release will also be posted in the Investor Relations section of our website (www.ecoventuresgroup.com) under News for a minimum period of 14 days following the date of release.

Disclosure of forward-looking statements

This release may contain forward-looking statements about our operations, anticipated performance and other similar matters. The Private Securities Litigation Reform Act of 1995 provides a safe harbor under the Securities Act of 1933 and the Securities Exchange Act of 1934 for forward-looking statements. The forward-looking statements are not historical facts and involve risks and uncertainties that could cause actual results to differ materially from those expected and/or projected. Such forward-looking statements are based on current expectations, estimates, forecasts and projections about our company, the industry in which we operate, and beliefs and assumptions made by management. Words such as “expect(s),” “anticipate(s),” “intend(s),” “plan(s),” “believe(s),” “continue(s),” “seek(s),” “estimate(s),” “goal(s),” “target(s),” “forecast(s),” “project(s),” “predict(s),” “should,” “could,” “may,” “will continue,” “might,” “hope,” “can” and other words and terms of similar meaning or expression in connection with a discussion of future operating, financial performance or financial condition, are intended to identify forward-looking statements. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed in such forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this release or as of the date they are made.

Exhibit
Number	Description of Exhibit
99.1 99.2 99.3	Funding Agreement, dated September 7, 2011. Certificate of Designation of Series B Convertible Preferred Stock Press Release Dated September 22, 2011

SIGNATURES

Pursuant to the Requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DATED:	September 22, 2011

ECO VENTURES GROUP, INC.

By:/s/ RANDALL LANHAM
RANDALL LANHAM
President